UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CompoSecure, Inc.

(Exact name of registrant as specified in its charter)

Delaware	85-2749902
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

309 Pierce Street Somerset, New Jersey	08873
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Class A Common Stock, par value $0.0001 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): Not applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

CompoSecure, Inc. (the “Registrant”) is filing this Registration Statement on Form 8-A with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the transfer of the listing of its Class A common stock, par value $0.0001 per share (the “Common Stock”), from The Nasdaq Stock Market, LLC (“Nasdaq”) to the New York Stock Exchange (the “NYSE”). The Registrant expects that listing and trading of the Common Stock on the Nasdaq will end at market close on September 22, 2025, and that trading will begin on NYSE at market open on September 23, 2025.

The description under the heading “Description of Registrant’s Securities” relating to the Registrant’s Common Stock included in Exhibit 4.5 of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 5, 2025 (File No. 001-39687) under the Securities Exchange Act of 1934, as amended, is incorporated herein by reference, except that any reference to Nasdaq is hereby amended to refer to the NYSE.

Item 2. Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 18, 2025

COMPOSECURE, INC.

By:	/s/ Steven J. Feder
	Name:	Steven J. Feder
	Title:	General Counsel & Corporate Secretary